                                                      Exhibit 23.1





                              Accountant's Consent



The Board of Directors
Iridium World Communications Ltd. and Iridium LLC:

We consent to the use of our reports incorporated herein by reference and to the references to our firm under the headings "Summary Financial Information" and "Experts" in the prospectuses.



                                                        KPMG Peat Marwick LLP

McLean, Virginia
October 9, 1998